Exhibit 3.77

FILE No. 370 02/10’ 06 02:45 ID:CSC	FAX:850 558 1515 PAGE 2/3
02/10/06 11:52 FAX	002 [ILLEGIBLE] FILED 06 FEB 10 PM 1:48 SECRETARY OF STATE TALLAHASSEE, FLORIDA

ARTICLES OF INCORPORATION

OF

PsychSolutions Acquisition Corporation

The undersigned incorporator hereby forms a corporation under Chapter 607 of the laws of the State of Florida.

ARTICLE I. NAME AND ADDRESS

The name of the corporation shall be PsychSolutions Acquisition Corporation (the “Corporation”). The address of the principal office of the Corporation shall be 1320 S. Dixie Highway, Suite 1140, Coral Gables, FL 33146, and the mailing address shall 1705 Capital of Texas Highway South, Suite 400, Austin, Texas 78746.

ARTICLE II. CAPITAL STOCK

The maximum number of shares of stock that the Corporation is authorized to have outstanding at any one time is one thousand (1,000) shares of common stock having a par value of $0.01 per share.

ARTICLE III. INITIAL REGISTERED AGENT AND STREET ADDRESS

The street address of the initial registered office of the Corporation shall be 1200 South Pine Island Road, Plantation, Florida 33324 and the name of the Registered Agent shall be CT Corporation System.

ARTICLE IV. INCORPORATOR

The name and street address of the incorporator is R. Andrew Rock, Esquire, 401 E. Jackson Street, Suite 2500, Tampa, Florida 33602.

ARTICLE VII. NUMBER OF DIRECTORS

The business of this Corporation shall be managed by a Board of Directors consisting of not fewer than one (1), the exact number to be detemined from time to time in accordance with the Bylaws.

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FILE No. 370 02/10’ 06 02:46 ID:CSC	FAX:850 558 1515 PAGE 3/3
02/10/06 11:53 FAX	[ILLEGIBLE] ❑ 003 FILED 06 FEB 10 PH 1:48 SECRETARY OF STATE TALLAHASSEE, FLORIDA

ARTICLE VIII. INITIAL BOARD OF DIRECTORS

The name and street address of the member of the initial Board of Directors of this corporation, who shall hold office until the first annual meeting of shareholders, and thereafter until his successor is elected is as follows:

Kevin P. Sheehan

1705 Capital of Texas Highway South

Suite 400

Austin, Texas 78746

/s/ R. Andrew Rock,
R. Andrew Rock, Incorporator

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR. THE ABOVE STATED CORPORATE AT THE PLACE DESIGNATED IN THE ARTICLES OF INCORPORATION, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION AS REGISTERED AGENT.

DATED: February 10, 2006

CT Corporation System

By:	/s/ Petere Souza
Title:	Petere F. Souza
Assistant Secretary

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